Exhibit 1.01

CAMBIUM NETWORKS CORPORATION

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD JANUARY 1, 2020 TO DECEMBER 31, 2020

IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Cambium Networks Corporation and its subsidiaries (herein referred to as “Cambium Networks,” the “Company,” “we,” “our” and “us”) is committed to fair trade practices and a company culture that promotes social responsibility, as well as to working with suppliers that share our values regarding human rights, ethics, and environmental responsibility.  We are supportive of industry-wide efforts to responsibly source components used in the manufacture of our products.  As Cambium Networks does not directly procure minerals from mines, or the smelters or refiners (“SORs”) that process them, we work to advance responsible mineral sourcing in our supply chain through our policies and due diligence practices of our third-party manufacturers.  A copy of our Responsible Minerals Policy Statement as well as our Supplier Code of Conduct is available on the Company’s website at https://www.cambiumnetworks.com/our-company/environmental-social-and-corporate-governance/.

About this Report

This Conflict Minerals Report has been prepared by Cambium Networks in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1” or “Rule”) for the reporting period January 1 to December 31, 2020.  Rule 13p-1 requires the disclosure of certain information by companies that manufacture or contract to manufacture products that use minerals specified in Rule 13p-1 that are necessary to the functionality or production of these products. These minerals are currently defined by the SEC as Cassiterite, Columbite, Tantalite (Coltan), Gold, Wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten, and gold (collectively or individually, as appropriate, “3TG” or “Conflict Minerals”) originating from the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) and that financed or benefited armed groups in any of these countries.

Company Overview

We provide fixed wireless broadband and Wi-Fi networking infrastructure solutions for network operators, including wireless internet service providers, mobile network operators, enterprises and government agencies, communities and cities worldwide. Our products are designed for multiple standards and frequencies of fixed wireless and Wi-Fi, all managed centrally via the cloud, deployed indoors and outdoors.

We were formed in 2011 when Cambium Networks acquired the Point-to-Point, or PTP, and Point-to-Multi-Point, or PMP, businesses from Motorola Solutions.  Following the acquisition, we renamed the business Cambium Networks and we leveraged the technology to continue to develop and offer an extensive portfolio of reliable, scalable and secure enterprise-grade fixed wireless broadband and PTP and PMP platforms, Wi-Fi, switch and IIoT solutions.

Products Overview

We offer a portfolio of fixed wireless broadband and Wi-Fi solutions.  Our products can be categorized into our PTP backhaul, PMP distribution, Wi-Fi access, cnMatrix switching, cnWave 60 GHz solutions and cnReach IIoT solutions. We also offer a number of other network management and monitoring tools, such as cnMaestro, XMS Cloud, LINKPlanner, cnHeat, Swift, and cnArcher, to further improve ease of use and network performance (“Covered Products”).

The 3TG present in Cambium Network’s supply chain is used primarily in the manufacture of our wireless radios and accessories in our fixed wireless broadband and Wi-Fi solutions.

Supply Chain Overview

We generally manufacture our products through third party manufacturers. As a result, we rely on our third-party manufacturers and component suppliers to provide information on the origins of Conflict Minerals necessary to the functionality or production of our products. We have no business relationship with any of the SORs involved in producing Conflict Minerals or with any of their respective suppliers.  For certain products, we outsource both the design and manufacture of the product and distribute the product under our name on a white label basis.

Our third-party manufacturing partners generally procure the components needed to build and assemble our products according to our design specifications.  Our third-party manufacturers procure components and assemble our products based on our demand forecasts.

Once the completed products are manufactured and tested, configured, inspected and pass quality control inspection, our third-party manufacturers ship the products to our direct fulfillment facilities. We outsource the warehousing and delivery of our products at these fulfillment facilities to a third-party logistics provider for worldwide fulfillment. Our products are installed by network operators or by third-party service providers such as system integrators or value-added resellers on behalf of the end user customer.

Reasonable Country of Origin Review

For the reporting period from January 1 to December 31, 2020, we conducted reasonable country of origin inquiry (“RCOI”) activities followed by due diligence investigations to determine the source and chain of custody of the Conflict Minerals that are necessary to the functionality or production of our products to ascertain whether any Conflict Minerals are included in our Covered Products (as defined in Rule 13p-1) and originated in a Covered Country.

To perform our RCOI, we surveyed our third-party manufacturers, prioritizing our largest suppliers in this process to collect information and raise awareness of our expectations relating to Conflict Minerals with greater effectiveness.  In the survey, we asked the third-party manufacturers (i) whether the products they supply to us (or their components) contained Conflict Minerals, and (ii) if they did, to provide information regarding the source of Conflict Minerals contained in those products and components. We relied on our third-party manufacturers to provide us with information about the source of Conflict Minerals contained in the products and components they supplied to us.  Due to the complexity of our supply chain, it is time consuming and difficult to verify the origin of all of the Conflict Minerals in our products.

Although we have been able to achieve a significant level of transparency as a result of our supply chain due diligence processes, we have been unable to determine the origin of all of the Conflict Minerals used in our products with absolute certainty.

Cambium Networks’ Responsible Minerals Program Design

We have implemented a system of controls that allows for the identification of suppliers within our supply chain and the country of origin of minerals, using supplier surveys.  We have designed our due diligence with respect to the source and chain of custody of the 3TG contained in our products based on a survey of our third-party manufacturers using the Conflict Minerals Reporting Template (“CMRT”), a free, standardized reporting template developed by the Responsible Minerals Initiative, a resource for companies from a range of industries addressing responsible mineral sourcing issues in their supply chains. The CMRT facilitates the transfer of information through the supply chain regarding mineral country of origin and the SORs being utilized. The template also facilitates the identification of new SORs.  We must rely on third-party manufacturers to provide information whether Conflict Minerals are included in the Covered Products and, if so, the country of origin. Our third-party manufacturers determine and conduct their own “reasonable country of origin inquiry” survey regarding the origins of the Conflict Minerals included in the Covered Products and provide us with written certifications regarding the results of such survey.

We collect, assess, and maintain, in a database, records of our due diligence efforts.  The responses from the CMRT are collected in a database that we maintain that allows us to track responses and perform due diligence on that data.  We use a third party resource to analyze the results of the CMRTs that we collect from our third-party suppliers, including the data transmitted by our suppliers to provide reports to us indicating the use of 3TG minerals in the supplier's products, details on the origin of 3TG minerals, specifically to the smelter level in the supply chain, details on 3TG minerals sourced from a supplier of recycled or scrap 3TG, whether each supplier has identified all of the smelters used by the company and its suppliers, the list of all smelters used per supplier and overall and whether the smelters identified are validated as conflict-free smelters.

Once we receive CMRT responses, we analyze them. Suppliers that provided, in our judgment, incomplete information, are contacted again in order to obtain additional information, and/or seek clarification, and we track and monitor the completion of CMRTs by suppliers to try to obtain any missing CMRTs. Our policy is to conduct follow-up communications with suppliers whose CMRTs are incomplete or missing.

Cambium Networks 2020 RCOI and Due Diligence Measures and Results

During 2020, Cambium Networks surveyed its suppliers using the CMRTs. In total, we surveyed 427 suppliers, of which 89% returned CMRTs to Cambium Networks. As a downstream purchaser, however, our diligence processes depend upon our third-party manufacturers seeking data within their supply chains to identify the original sources of Conflict Minerals, and some of our third-party manufacturers have advised us that they did not receive responses to their requests for due diligence information from all of their suppliers.

The CMRT that we distributed to our third-party manufacturers requests that such third-party manufacturers provide information on the SORs that they or the vendors in their supply chains use to process Conflict Minerals. We relied on responses from such third-party manufacturers in order to determine the facilities used to process the Conflict Minerals used in our products. Certain suppliers responded that they were unable to provide all SOR information at this time and we are continuing to follow up on these responses. Many of the responses that we received provided information at the supplier level, which is not sufficient to tie the products supplied to us back to the SORs in our supply chain. However, the responses we did receive from our third-party manufacturers identified no SORs as potential sources of Conflict Minerals that were reported to be in our supply chain. Due to the use of company-wide surveys by some suppliers and the multiple levels of suppliers in our supply chain we are unable to determine with certainty a complete list of SORs that actually provide Conflict Minerals used in our products.  However, we believe the SORs used in our products may include those listed on Appendix A hereto.

Based on the data provided by our third-party manufacturers, we concluded that we are unable to determine the country of origin of all of the Conflict Minerals in our supply chain during the reporting period, whether the Conflict Minerals came from recycled or scrap sources, the facilities used to process them, or their mine or location of origin.

Based on the certifications provided by our third-party manufacturers and our review of the SOR lists they provided to us, to the extent available, against the CFSI list of compliant SORs, we have no reason to believe that any of our Covered Products contain Conflict Minerals originating from the Covered Countries. We have therefore concluded that we are not required to conduct further due diligence on the supply chain or submit a Conflict Minerals Report with this disclosure.

In accordance with the Rule, this report will be made available on the Company’s website in the SEC Filings section of the Investor Relations page of the Company’s website at https://investors.cambiumnetworks.com/financial-information/sec-filings as soon as practicable after filing.

Location of Smelters and Refiners

As part of the due diligence process we reviewed surveys on Conflict Minerals from an aggregate total of approximately 427 suppliers. These surveys listed a total of approximately 281 SORs. Some of these suppliers provided information at a part number level and were able to specifically identify the smelters from which their minerals were procured. Other suppliers provided their complete list of smelters, but were unable to identify the specific smelters from which any minerals used in our products were procured. As some of the surveys we received are company-wide and not product specific, we believe these surveys may include SORs that do not provide Conflict Minerals that are used in our products.  We believe the SORs used in our products may include those listed on Appendix A.

Ongoing Risk Mitigation Activities

We are continually trying to identify risks within our supply chain and to improve our compliance with fair trade practices and ethical sourcing in the manufacture of our products.  If any Covered Country-supported source is found to benefit armed groups, we plan to work to remove such suppliers from our supply chain in accordance with our environmental standards and our Responsible Minerals Policy.

We intend to take the following steps to improve our due diligence measures and to further mitigate the risk that the 3TG contained in our products could benefit armed groups in the Covered Countries:

•

Policy Management:  Cambium Networks reviews its process for reviewing and removing the use of Conflict Minerals within its supply chain, and will continue to build compliance activities within our supply chain management and product lifecycle activities.

•

Due Diligence Plan:  We plan to continue to enhance communication and engagement with our third-party manufacturers to improve data accuracy and completeness, and we intend to continue to exert influence throughout our supply chain to improve the quality of information provided by our suppliers. We also plan to continue to request that all our suppliers provide a completed and accurate CMRT for the products that such suppliers manufacture for us that include Conflict Minerals.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence process improvement made in this Conflict Minerals Report, as well as certain other statements made in this Conflict Minerals Report, are forward-looking in nature and are based on Cambium Networks management's current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Cambium Networks’ control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Cambium Networks’) are not incorporated by reference in, or considered to be a part of, this Conflict Minerals Report unless expressly incorporated by reference herein.

INHERENT LIMITATIONS ON DUE DILIGENCE MEASURES

Our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of Conflict Minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of Conflict Minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Appendix A: List of Smelters and Refiners

The following list contains the SORs that may have been used to process 3TG used in Cambium Networks’ products based on information provided by Cambium Networks’ suppliers on the CMRT. Suppliers may have provided SOR information regarding their entire upstream supply chain, rather than SOR information relating only to SOR facilities that contributed 3TG used in Cambium Networks’ products. Cambium Networks does not have direct relationships with these SORs or their suppliers. We continue to work with our suppliers to improve due diligence efforts and remove SORs that violate our Responsible Minerals Policy or that otherwise meet certain criteria relating to sourcing risk. This list is accurate as of April 1, 2021.

Metal	Smelter Name	Smelter Country	Smelter Identification
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Gold	Chimet S.p.A.	ITALY	CID000233
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Gold	Chugai Mining	JAPAN	CID000264
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Tin	Dowa	JAPAN	CID000402
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tin	Fenix Metals	POLAND	CID000468
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tin	Minsur	PERU	CID001182
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Gold	Royal Canadian Mint	CANADA	CID001534
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tin	Thaisarco	THAILAND	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Sudan Gold Refinery	SUDAN	CID002567
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Tony Goetz NV	BELGIUM	CID002587
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Marsam Metals	BRAZIL	CID002606
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Gold	SAAMP	FRANCE	CID002761
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	Italpreziosi	ITALY	CID002765
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Sai Refinery	INDIA	CID002853
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Tin	PT Bangka Serumpun	INDONESIA	CID003205